UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 7, 2014
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
222 South Mill Avenue, 8th Floor
Tempe, AZ 85281
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On April 7, 2014, Thomas Falk expressed his intent to the Board of Directors (the “Board”) of Limelight Networks, Inc. (the "Company") not to stand for re-election as a Class I director of the Company at the 2014 Annual Meeting of Stockholders, scheduled to be held June 5, 2014 (the “Annual Meeting”). Mr. Falk’s decision to not stand for re-election as a director of the Company is not the result of any disagreements with the Company relating to its operations, policies, or practices.

(d)    On April 10, 2014, the Company announced the appointment of Gray Hall to the Company’s Board, effective May 1, 2014, to fill the impending vacancy, and to serve until his successor is duly elected and qualified. Mr. Hall will serve as a Class I director of the Company and will be presented to the shareholders for election to the Board at the upcoming Annual Meeting. To facilitate the appointment of Mr. Hall as a Class I director of the Company, on April 8, 2014, the Board has determined that from May 1, 2014 until the date of the Annual Meeting, the eight members of the Board shall consist of three Class I directors, two Class II directors, and three Class III directors. Pursuant to the bylaws of the Company, the Board unanimously approved a reduction in the size of the Board from eight seats to seven seats, effective as of the Annual Meeting, consisting of seven members, and that the seven members of the Board shall consist of two Class I directors, two Class II directors, and three Class III directors.

As a result of Mr. Hall’s appointment to the Board, he will receive an initial award under the Company’s 2007 Equity Incentive Plan of 75,000 restricted stock units, which vest over a two year term. The Company also plans to enter into an indemnification agreement with Mr. Hall in the same form as the indemnification agreements the Company has entered into with other members of the Board. Mr. Hall also will be eligible to receive cash compensation under the terms of the Company’s non-employee independent director compensation program.

         On April 10, 2014, the Company issued a press release regarding Mr. Hall’s appointment to the Company’s Board. The press release is filed with this report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Press release of Limelight Networks, Inc., dated April 10, 2014 (furnished herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: April 10, 2014	By:	/s/ Philip C. Maynard
Philip C. Maynard Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Limelight Networks, Inc., dated April 10, 2014 (furnished herewith).